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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 2001, which appears in the 2000 Annual Report to Shareholders of Tollgrade Communications, Inc. and Subsidiaries, which is incorporated by reference in Tollgrade Communications, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 19, 2001, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP



Pittsburgh, Pennsylvania
July 20, 2001